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                                                                     EXHIBIT 5.1


                                 April 30, 1999


Puget Energy, Inc.
411 - 108th Avenue N.E.
Bellevue, Washington  98004-5515

Gentlemen and Ladies:

     We have acted as counsel to you in connection with the proceedings for the authorization and issuance by Puget Energy, Inc. (the "Company") of up to 84,560,548 shares of the Company's common stock, par value $.01 per share (the "Common Shares"), pursuant to the terms of the Plan of Exchange dated as of April 28, 1999 (the "Plan of Exchange") by and among the Company and Puget Sound Energy, Inc. ("PSE"), and the preparation and filing of a registration statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, which you are filing with the Securities and Exchange Commission with respect to the Common Shares.

     We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion. Based upon the foregoing, we are of the opinion that upon the happening of the following events:

     (a) due action by the holders of common stock of each of the Company and PSE, approving the Plan of Exchange;

     (b) the filing of the Registration Statement and any amendments thereto and the effectiveness of the Registration Statement:

     (c) the filing by the Company and/or PSE of all documents required to be filed with the appropriate governmental entities of the State of Washington;

     (d) satisfaction or waiver of all conditions precedent set forth in the Plan of Exchange; and

     (e) due execution by the Company and registration by its registrar of the Common Shares, and the issuance and sale of the Common Shares as contemplated by the Registration Statement and in accordance with the aforesaid shareholder and governmental authorization, the Common Shares will be duly authorized, validly issued, fully paid and nonassessable.
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April 30, 1999
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     We hereby consent to the filing of this opinion and our opinion as to certain tax matters as exhibits to the Registration Statement, and to the references to our firm in the Proxy Statement/Prospectus of the Registration Statement under the headings "Validity of Holding Company Common Stock" and "Material Federal Income Tax Consequences."

                              Very truly yours,

                              /s/ Perkins Coie LLP

                              Perkins Coie LLP